UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 31, 2019

Paramount Group, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-36746	32-0439307
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1633 Broadway, Suite 1801 New York, New York	10019
(Address of Principal Executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 237-3100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol	Name of each exchange on which registered
Common stock of Paramount Group, Inc., $0.01 par value per share	PGRE	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 31, 2019, Paramount Group, Inc. (the “Company”) entered into an Amended and Restated Employment Agreement (the “Employment Agreement”) with Wilbur Paes, which supersedes and replaces his previous employment agreement.  Pursuant to the Employment Agreement Mr. Paes will continue to serve as the Company’s Executive Vice President, Chief Financial Officer and Treasurer. The initial term of the Employment Agreement ends on June 30, 2022 unless earlier terminated and will automatically extend for an additional one-year term at the expiration of the initial term unless either party provides written notice of a non-renewal no later than 180 days prior to the expiration of the initial term.

Under the terms of the Employment Agreement, Mr. Paes will receive an annual base salary of $600,000, subject to potential merit increases (but not decreases) each year.  The Employment Agreement also provides for a target annual bonus in the amount of at least 150% of base salary. The amount of the actual bonuses will be made by the compensation committee of the Company’s board of directors, in its sole discretion, based on such factors relating to the performance of Mr. Paes or the Company as it deems relevant and may be more or less than the target amount.

Additionally, pursuant to the Employment Agreement, on or about the effective date of the Employment Agreement, the Company will grant LTIP units in the Company’s operating partnership with a value of $2,500,000 to Mr. Paes, all of which LTIP units will be subject to cliff vesting based on continued employment through the fifth anniversary following the date of grant.

Termination without cause or for good reason

The Employment Agreement provides that upon the termination of Mr. Paes’s employment by the Company without “cause” (as defined in the Employment Agreement) or by Mr. Paes for “good reason” (as defined in the Employment Agreement), subject to Mr. Paes signing a separation agreement and mutual release, Mr. Paes will be entitled to the following severance payments and benefits:

•

a lump sum cash payment equal to (x) Mr. Paes’s then-current annual base salary, plus (y) the average of the annual cash incentive bonuses earned by Mr. Paes with respect to the three most recent fiscal years ending on or before the date of termination, but in no event less than $900,000; or, in the event such termination occurs in connection with or within two years after a change in control (as defined in the Employment Agreement), a lump sum cash payment equal to two times such amount;

•	a prorated portion of the annual bonus for the year of termination, calculated based on Mr. Paes’s target bonus for such year;
•

a lump sum cash payment equal to 1.5 times the annual premium payable by us for Mr. Paes’s health and dental insurance; or, in the event such termination occurs in connection with or within two years after a change in control, a lump sum cash payment equal to 2.0 times such annual premium; and

•

accelerated vesting of all equity grants subject to only time-based vesting based on continued employment, with the vesting of equity grants with performance vesting only accelerated to the extent provided by the applicable award agreement.

The Employment Agreement does not provide for any tax gross ups and, in the event Mr. Paes becomes subject to the Section 280G golden parachute excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended (the “Code”), the amounts payable as described above would be reduced to the level so that the excise tax will not apply, but only if such reduction would result in a greater after-tax amount to Mr. Paes. The Employment Agreement provides that, upon a change in control, we will set aside funds in a rabbi trust in an amount sufficient to pay the severance payments due in the event of the termination of Mr. Paes in connection with or within two years after a change in control of the Company either by the Company without “cause” or by Mr. Paes for “good reason,” provided that Mr. Paes will only be entitled to these funds in the event Mr. Paes’s employment is actually terminated in connection with or within two years after a change in control of the Company either by the Company without “cause” or by Mr. Paes for “good reason.”

Termination in the event of death or disability

The Employment Agreement provides that in the event Mr. Paes’s employment is terminated on account of his death or disability, Mr. Paes or his beneficiary in the case of death will receive the following payments:

•	a prorated portion of the annual bonus payable for the year of such termination, calculated based on actual achievement of applicable performance metrics for the applicable year; and
•

accelerated vesting of all equity grants subject to only time-based vesting based on continued employment, with the vesting of equity grants with performance vesting only accelerated to the extent provided by the applicable award agreement.

The Employment Agreement provides that in the event that the term expires upon the completion of either the initial term or the extended term, Mr. Paes will be covered under the Company’s severance plan, if any, then in effect and generally applicable to senior executive officers who do not have a written employment agreement with the Company.

Under the Employment Agreement, Mr. Paes is subject to certain restrictive covenants, including non-competition and non-solicitation covenants during his employment with the Company and for 12 months after termination of employment.

The summary of the Employment Agreement set forth above is qualified in its entirety by reference to Exhibit 10.1, which is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits:

Exhibit No.	Description

10.1	Amended and Restated Employment Agreement among Paramount Group, Inc., Paramount Group Operating Partnership LP and Wilbur Paes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARAMOUNT GROUP, INC.

By:	/s/ Gage Johnson
Name:	Gage Johnson
Title:	Senior Vice President, General Counsel and Secretary

Date: June 3, 2019